UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2008, Guy Archbold tendered his resignation from the Board of Directors (the “Board”) of Chapeau, Inc., a Utah corporation (“Chapeau”), effective immediately.  Chapeau believes that Mr. Archbold resigned from the Board as a direct result of an ongoing disagreement between Mr. Archbold and Chapeau regarding his continued service as the Chief Executive Officer of Chapeau, which position Mr. Archbold was suspended from with pay on August 12, 2008 while a special committee of the Board conducts an investigation into his service in such role.  Filed herewith as Exhibits 99.1 and 99.2, respectively, are letters dated August 15 and August 18, 2008 that were furnished to Chapeau on behalf of Mr. Archbold and which concern the circumstances surrounding his resignation.  While the special committee investigation is currently ongoing and as such the special committee has not reached a final determination on the matter, the Board is in substantial disagreement with several of the assertions made on behalf of Mr. Archbold in the August 15th letter.

At an August 19, 2008 meeting of the Board, the Board decreased the number of authorized directors from five directors to four directors and appointed Andrew Hargadon to fill the vacancy created by Mr. Archbold’s resignation from the Board.

Mr. Hargadon has served as a member of Chapeau’s Board of Advisors since February 2008.  Mr. Hargadon is an associate professor of Technology Management and Entrepreneurship at the Graduate School of Management at University of California, Davis. He has also founded the Center for Entrepreneurship and the Energy Efficiency Center at University of California, Davis. Mr. Hargadon co-founded and is Chairman of XeraSys, Inc., which was incorporated in 2007 and focuses on developing risk models for insurance-linked securities. He also advises a range of companies, from Fortune 500 firms to start-ups, on the development of new ventures, utilizing a set of tools and processes for moving rapidly between ideation, testing, and execution.  Mr. Hargadon holds two Masters degrees in Mechanical Engineering – Product Design as well as a Phd degree in Management Science and Engineering, each from Stanford University.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1       Letter dated August 15, 2008.

Exhibit 99.2       Letter dated August 18, 2008.

Chapeau is currently not registered under the Securities Exchange Act of 1934.  As such, this and all other filings made by Chapeau pursuant to the Securities Exchange Act of 1934 are made on a voluntary basis.

The disclosure in this Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon Chapeau’s current expectations and speak only as of the date hereof. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions as they relate to Chapeau or its management are intended to identify such forward-looking statements. Chapeau’s actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For a discussion of additional factors that may affect actual results, investors or interested parties should refer to Chapeau’s filings with the U.S. Securities and Exchange Commission; in particular, its most recent Annual Report on Form 10-K, most current Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and other subsequent filings as may be relevant. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: August 22, 2008	By:	/s/ Steven C. Lagorio
	Name:	Steven C. Lagorio
	Title:	Chief Financial Officer